UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 21, 2013

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On February 21, 2013, the Compensation Committee of the Board of Directors (the "Committee") of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), made certain compensation changes as described below.

Restricted Stock Grants

    The Committee approved restricted stock grants to certain named executive officers of the Company in lieu of salary increases to such named executive officers.  The following table sets forth such grants to such named executive officers:

Named Executive Officer	Shares of Restricted Stock
David R. Parker	5,350
Joey B. Hogan	2,750
Tony Smith	2,500

    The Committee reviewed historical salaries of David R. Parker, Joey B. Hogan, and Tony Smith and noted none of these named executive officers had been granted salary increases since 2008, and all had voluntarily reduced their salaries in 2009 and 2010.  The Committee also considered the benefits of equity grants in terms of retention and further aligning the long-term interests of management with those of stockholders.  At the grant date closing price of $5.55, the grant values are approximately equal to a 5% increase in salary, although the grants are not necessarily annual in the manner of a salary increase. The grants set forth in the table above vest on the one-year anniversary of the grant date, or February 21, 2014, subject to continued employment.

2013 Bonus Plan

    The Committee also approved performance-based bonus opportunities for the Company's senior management group (the "Program") under the Company's 2006 Omnibus Incentive Plan, as amended (the "Plan").  As set forth in the Plan, the Committee may choose from a range of defined performance measures.

    Under the Program, and consistent with the objectives of the Plan, certain employees, including the Company's named executive officers, may receive bonuses upon satisfaction of fiscal 2013 consolidated earnings per share targets (and, for Tony Smith, the satisfaction of the fiscal 2013 operating income and operating ratio targets established for the Company's subsidiary, Southern Refrigerated Transport, Inc. ("SRT") (collectively, the "Performance Targets").  Each applicable Performance Target corresponds to a percentage bonus opportunity for the employee that is multiplied by the employee's base salary to determine the employee's bonus.  Pursuant to the Program, (i) David Parker, Joey Hogan, and R.H. Lovin, as named executive officers, may receive between 25.0% and 100.0% of their respective base salary depending on the Performance Targets that are achieved, if any, (ii) Richard Cribbs, another named executive officer, may receive between 20.0% and 80.0% of his base salary depending on the Performance Targets that are achieved, if any, and (iii) Tony Smith, as the remaining named executive officer, may receive between 5.0% and 20.0% of his base salary depending on the Performance Targets achieved for the consolidated group, if any, and between 20.0% and 80.0% of his base salary based on Performance Targets achieved for SRT, if any.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: February 25, 2013	By:	/s/ Richard B. Cribbs
Richard B. Cribbs Senior Vice President and Chief Financial Officer